                                                                  Exhibit 10.14

                      FIRST AMENDMENT OF LETTER AGREEMENT

          THIS FIRST AMENDMENT OF LETTER  AGREEMENT  (this  "Amendment") is made and entered  into as of April 30, 2004 (the  "Effective  Date"),  by and between
EMPIRE  RESORTS,  INC.  and  CATSKILL  DEVELOPMENT,  L.L.C.,  having  address at
Monticello  Raceway,  P.O.  Box  5013,  Route  17B,  Monticello  New York  12701
(collectively, "Monticello"),   and  CAYUGA   NATION  OF  NEW  YORK  and  CAYUGA
CATSKILL GAMING  AUTHORITY,  having an address at 24 East Main Street,  Gowanda,
New York  (collectively,  "Cayuga"  ).  This  Amendment  is  entered  into  with reference to the following facts:

          A.  Catskill  Development,   L.L.C.,  Alpha  Hospitality   Corporation
(predecessor  to  Empire  Resorts,  Inc.)  and  Cayuga  entered  into  a  Letter
Agreement,  dated as of April 3,  2003 (a copy of which is  attached  hereto  as
Exhibit "A", the "Letter Agreement").

          B. Monticello and Cayuga on behalf of themselves and their  respective successors and assignees  desire to amend certain of the terms and provisions of the Letter Agreement, upon the terms and conditions set forth in this Amendment.

          NOW,  THEREFORE,  for Ten  Dollars  ($10) and other good and  valuable
consideration   the   receipt  and  legal   sufficiency   of  which  are  hereby
acknowledged,  Monticello  and Cayuga  agree as follows (all  capitalized  turns defined in the Letter Agreement shall,  have the same meanings in this Amendment except to the extent that this Amendment sets forth some other  definition for a particular term):

1.   Dates.

          In Paragraphs 11 and 12 of the Letter Agreement, in each instance, (A)
the date "April 30, 2004" is deleted and replaced  with the date  "December  31,
2004";  and (B) the date "May 1, 2004" is  deleted  and  replaced  with the date
"December 31, 2004."

2.   No Other Changes.

          Except for the foregoing changes to the Letter Agreement,  the parties ratify and confirm the Letter Agreement.  Monticello and Cayuga  acknowledge and agree that the Letter Agreement,  as hereby amended, is in full force and effect in accordance with its terms. Any  inconsistency  between this Amendment and the
Letter  Agreement  (as it existed  before this  Amendment)  shall be resolved in favor of this  Amendment.  Wherever  the Letter  Agreement  refers to the Letter
Agreement,  such reference  shall be deemed to refer to the Letter  Agreement as modified by this Amendment.

3.   Certain Confirmations.

     Each of Monticello and Cayuga confirms and acknowledges on its own behalf:

          3.1. Full Force and Effect.  The Letter Agreement is in full force and effect  and has  not  been  supplemented,  modified  or  otherwise  amended,  or canceled, terminated,  or surrendered,  except  pursuant to this Amendment.  The
Letter Agreement is binding and enforceable as against  Monticello and Cayuga in accordance  with its terms.  The Letter  Agreement as modified by this Amendment represents the entire agreement and understanding  between Cayuga and Monticello with respect to the subject matter thereof.

     3.2. No Default.  To each party's best knowledge,  as of the Effective Date neither  Cayuga nor  Monticello is in default in the  performance  of any of its covenants,  agreements or conditions  contained in the Letter  Agreement nor has any event occurred  that,  with the passage of time or giving of notice or both,
would constitute a default under the Letter Agreement.   Neither  Monticello nor
Cayuga has given any notice of any uncured default to the other party.

4.   Miscellaneous.

     4.1 Representations and Warranties. Each party represents and warrants that it has the legal  power and  authority  to enter  into  this  Amendment  without consent or  approval by any third  party,  and that this  Amendment  is a valid, legal, and binding  obligation of such party  enforceable in accordance with its terms.

     4.2.  Further  Assurances.  Each party shall take such  further  actions as shall be reasonably  necessary from time to time to implement and effectuate the intentions of the parties expressed in this Amendment.

     4.3.  Amendments.   The  Letter  Agreement  may  not  be  further  amended,
discharged or terminated except by a written instrument executed by the parties.

     4.4. Counterparts.  This Amendment may be executed in counterparts, each of which  shall  be an  original,  but  all of  which  shall  constitute  a  single agreement.

                                       2

     IN WITNESS  WHEREOF,  Monticello and Cayuga have executed this Amendment as of the Effective Date.

EMPIRE RESORTS, INC.                         CAYUGA NATION OF NEW YORK

/s/ Robert Berman                            /s/ Timothy H. Twoguns
-------------------------------              ----------------------------------
By: Robert Berman                            By:  Timothy H. Twoguns
Its: CEO                                     Its: Representative

                                             CAYUGA CATSKILL
CATSKILL DEVELOPMENT, L.L.C.                 GAMING AUTHORITY

/s/ Morad Tahbaz                             /s/ Irene B. Jimewon
--------------------------------             -----------------------------------
By: Morad Tahbaz                             By:  Irene B. Jimewon
its:  President                              Its  Director

/s/ Robert A. Berman
--------------------------------
Robert A. Berman, individually

/s/ Morad Tahbaz
--------------------------------
Morad Tahbaz, individually

          Attachments:

          Exhibit A = Letter Agreement

                                       3

                                   EXHIBIT A

                         ALPHA HOSPITALITY CORPORATION

                          CATSIILL DEVELOPMENT L.L.C.

                                                             As of April 3, 2003

Cayuga Nation of New York
Cayuga Catskill Gaming Authority
24 East Main Street
Gowanda, New York
Attention: Clint Halftown

Ladies and Gentlemen:

     This letter sets forth the agreements and  understandings  among the Cayuga
Nation of New York (the  "Nation"),  the Cayuga Catskill  Gaming  Authority,  an
instrumentality of the Nation (the "Authority"),  Catskill  Development,  L.L.C.
("Catskill"),  Alpha Hospitality Corporation (individually and collectively with
its  subsidiaries,   "Alpha"),   Robert  A.  Berman  ("Berman"),   Morad  Tahbaz
("Tahbaz"),  the other  principals  and affiliates of Catskill or  Alpha who are listed on Schedule 1 annexed hereto and made a part hereof and who individually, directly or indirectly, own ten (10%) percent or more of the equity interests in
Catskill  (such  principals  and  affiliates  are referred to  individually  and collectively  as the  "Principals"),  Monticello  Raceway  Development  Company,
L.L.C. ("Developer") and Monticello Casino Management,  L.L.C. ("Manager").  For
purposes of this letter,  Catskill and Alpha are  referred to  individually  and collectively  as  "Monticello",  and  Catskill,  Alpha,  Berman,  Tahbaz and the
Principals are referred to individually and collectively as "CAP".

     The Nation intends to apply for approval of conveyance of an  approximately
30 acre parcel of land (the "Property")  currently forming a portion of the site of the Monticello  Raceway located in Sullivan  County,  New York to the  United
States  Government in trust for the Nation's  benefit in order to facilitate the development  of a Class III gaming  facility  (the "Gaming  Enterprise")  on the
Property.  The Gaming  Enterprise  is to be developed on behalf of the Nation by
Developer and its affiliates.  In connection therewith,  among other things, the
Nation, the Authority and Manager are entering into a gaming facility management agreement  (the  "Management  Agreement")  with respect to the  development  and operation of the Gaming Enterprise.

     As an outgrowth of the  foregoing  transactions  and in order to induce the
Nation,  the  Authority,  and  Catskill  and its  affiliates  to enter into such transactions,  the Nation  and the  individuals  and  entities  included  in the definition of CAP have  discussed and agreed to certain  aspects  thereof and to the structure of certain future joint business activities, as follows:

Cayuga Nation of New York
As of April 3, 2003

     1. In order to fund the costs and expenses of the Nation in connection with acquiring  the Property and  developing  the Gaming  Enterprise,  the Nation and
Catskill agree  to formulate a mutually  acceptable written budget within thirty
(30) days  after the date  hereof  encompassing  the costs and  expenses  of the
Nation  (including  services  to be  performed  by  members  of the  Nation)  in connection with such acquisition and development, and the fees and disbursements to  be  paid  to  legal  counsel,  accountants  and  such  other  professionals, consultants  and  specialists  engaged  by or on  behalf  of the  Nation  or the
Authority in connection therewith. The parties further agree that Catskill shall fund all amounts  contemplated by such budget as required thereby,  but not less frequently  than  monthly,  until  ninety (90) days after the  Opening  Date (as hereinafter  defined) with the  understanding  that Catskill would be reimbursed for such amounts  solely out of (x) the third party  construction  financing and
(y) to the extent  such  financing  is  insufficient,  distributions  to Manager pursuant to Section 6.4 Third of the Management  Agreement.  The parties further agree that neither the Nation nor the  Authority  shall have any  obligation  to fund any of the costs and expenses of acquiring the Property or  developing  the
Gaming Enterprise, except as expressly contemplated by the Management Agreement, as amended from time to time.

     2. Catskill  further  agrees on behalf of itself and Developer that (i) the maximum amount they (and their  affiliates on their  behalf),  in the aggregate, will be reimbursed for pre-development  costs and  expenses shall be $10,000,000
(exclusive of the purchase price for the Property) and such reimbursement  shall be funded  solely (x) out of the third party  construction  financing and (y) to the extent such financing is insufficient,  distributions to Manager pursuant to
Section  6.4 Third of the  Management  Agreement,  and (ii)  such  reimbursement shall,  in no event  include  any costs and  expenses  incurred by them or their affiliates in connection with the litigation with Park Place Entertainment Corp.
or amounts  paid by them  or their affiliates to the St. Regis Mohawk Tribe, its members, affiliates and/or their respective legal counsel, accountants and their other professionals, consultants and specialists.

     3.  Subject to paragraph 4 and the other terms and  conditions  hereinafter set forth,  from,  the date hereof  through and  including  the date that is the tenth (10th)  anniversary of the date of the opening to the public of the Gaming
Enterprise (the "Opening Date"), the Nation and CAP have agreed that CAP and the
Nation,  respectively,  will  have the  right  to  participate  in the  proposed
development   and  operation   directly  or   indirectly  by  the  Nation,   its
instrumentalities  and agencies and/or its and their respective  affiliates (the
Nation  and  such  instrumentalities,  agencies  and  its and  their  respective affiliates are referred to individually and collectively as "Nation Group"),  or by CAP  and/or  its or their  respective  affiliates  (CAP  and/or  its or their respective  affiliates are referred to individually and collectively as the "CAP
Group"):

          (a)  of one  or  more  hotels,  motels  or  other  similar  facilities providing overnight accommodations  including ancillary beverage, food,  entertainment,  commercial  and/or retail services (each a
               "Hotel  Facility")  within a  fifteen  (15)  mile  radius  of the
               Property; and

Cayuga Nation of New York
As of April 3, 2003

          (b)  any  other   entertainment,   sports   and/or   retail   facility
               (including,  but not limited to the  placement  of video  lottery terminals and/or slot machines on the real estate currently owned by Catskill  upon which  Monticello  Raceway is located)  (each a
               "Non-Hotel  Facility")  within  a  five-mile  (5)  radius  of the
               Property.

For  purposes of this  letter,  a Hotel  Facility  and/or a  Non-Hotel  Facility are/is referred  to individually  and  collectively as a "Facility".  The Nation acknowledges  and understands that the CAP Group has no current plans to develop and/or operate a Hotel  Facility.  CAP  acknowledges  and  understands  that the
Nation Group has no current plans to develop  and/or  operate a Hotel  Facility.
Notwithstanding the foregoing provisions of this paragraph 3 to the contrary,

          (x)  the term Hotel  Facility  shall not include  any hotel,  motel or
               other  similar  facilities  providing  overnight   accommodations
               including ancillary  beverage,  food,  entertainment,  commercial and/or retail  services  developed by the Nation Group or the CAP
               Group in conjunction or their respective development of any Class
               III or Class II gaming facility other than the Gaming Enterprise;

          (y)  the term  Facility  shall  not  include  the  Gaming  Enterprise, residential housing  developments such as single-family homes, or condominium,  cooperative  or  rental  apartments,  or  office or professional buildings and

          (z)  the term  Facility  shall not  include  the   Exempt  Transaction
               (hereinafter defined).

     4.  Notwithstanding  any other provision of this Agreement to the contrary, the rights  afforded to the Nation and CAP under paragraph 3 shall vest when the
Property  has been  acquired  by the  United  States in trust  for the  Nation's benefit but shall not become  exercisable  until the Opening Date.  Accordingly, while the parties shall be obligated to provide each other with the  information contemplated  by paragraph 9, no party can compel or obligate any other party to make a decision  under  paragraph  9 until the  Opening  Date,  and the right to commence  the  running of all time  periods  set forth in  paragraph 9 is tolled until the Opening Date and the  requirements of paragraph 9 have been satisfied.
Upon the occurrence of the Opening Date, the rights  afforded under  paragraph 3 shall become  exercisable as to any Facility  developed between the date of this letter and the Opening Date.

     5. Subject to paragraph 4, the Nation and CAP hereby agree that

          (a)  the Nation or its designee, provided that such designee is a 100%
               owned agency, authority or  instrumentality of, or otherwise 100%
               controlled by, the Nation, or

Cayuga Nation of New York
As of April 3, 2003

          (b)  the entities and  individuals  included in the definition of CAP, or their  designees,  provided  such  designees are 100% owned or controlled by one or more of such entities and individuals,

in each case, in the aggregate, will have the right to purchase, in each case at its or their option and sole discretion,  an interest (the "Acquired  Interest")
of up to one-third  (33.33%) of the equity in each Facility developed by the CAP
Group,  or the Nation Group,  respectively.  The purchase price for the Acquired
Interest  shall be a pro rata share of the costs,  as  calculated  in accordance with  paragraph 6, of such Facility  less the amount  advanced by any lender for any mortgage or other loan secured by such Facility's  property or cash flow. If the Nation,  or CAP, as the case may be, does not exercise  such right as to any
Facility,  it or they shall  nevertheless  retain the right with  respect to any other Facility  developed by the CAP Group, or the Nation Group, as the case may be, in accordance with the terms of this Agreement.

     6. The costs may include (i) land costs  (acquisition,  lease,  etc.,  site development and other costs and expenses  incurred in connection  therewith) and
(ii) so-called "hard" and "soft" costs and expenses  incurred in connection with the  planning,  development,  construction,  equipping  and  furnishing  of such
Facility,  including,  reasonable financing,  development and carrying costs, as agreed to by the  parties,  but shall in no event be less than  $1.00  provided, however,  that such  costs  shall in no event  include  any  costs and  expenses incurred in connection with the operation of the Nation's or the Authority's, or
CRP's,  businesses,  including,  without limitation,  salaries, rent, insurance, utility  charges  and any other  type of  general,  administrative  or  overhead expense.

     7. Except as permitted by the following sentence, the purchase price for an
Acquired  Interest  shall be paid in cash at the time the  Acquired  Interest is purchased. With respect to any Acquired Interest purchased by the Nation (or its permitted  designee) prior to  the second (2nd) anniversary of the Opening Date, in lieu of paying cash, the  obligations of the Nation (or such designee) to pay for such Acquired  Interest,  may, at the option of the Nation,  be satisfied in whole or in, part by the  execution  and delivery of a  non-recourse  promissory note having an interest rate equal to the composite prime interest rate publicly announced  from time to time by The Wall Street  Journal  until such time as the financing to construct such Facility is obtained at which time the interest rate then and thereafter  will be changed  to the interest rate charged by the lender providing such  financing,  (ii)  providing for (A) monthly  payments based on a thirty (30) year amortization  schedule, (B) no monthly payments until the first
(1st) anniversary  of the date the Note is issued,  with monthly  payments to be made over the ensuing  five (5) years and (C) the  payment of the entire  unpaid principal balance, together with accrued and unpaid interest thereon, at the end of such five (5) year period;  (iii)  providing for the prepayment of the unpaid principal amount in whole or in part, at any time and from time to time, without premium or  penalty,  but with  accrued  interest on the amount  being  prepaid,

Cayuga Nation of New York
As of April 3, 2003

(iv)providing  for the  payment  obligations  under the Note are to be a general obligation of or  guaranteed by the  Authority,  and (v)  containing  such other reasonable terms and conditions as are agreed to by the parties.

     8. In consideration for the option to obtain the Acquired  Interests as set forth  above,  the Nation  agrees  that the first  Hotel  Facility  shall be the so-called  "preferred provider" Hotel Facility for the Gaming Enterprise for the period  commencing on the  completion of such Hotel  Facility and  ending on the retirement of the initial first mortgage indebtedness with respect to such Hotel
Facility.  For purposess of this Agreement,  the term "preferred provider" means that the Nation will cause the Gaming Enterprise to refer and recommend rooms in such Hotel  Facility to the guests and clients of the Gaming Enterprise to the extent such  accommodations  are available in the Hotel Facility;  provided that such Hotel Facility agrees to use commercially reasonable efforts to accommodate such guests and clients at the most favorable corporate discount rates.

     9. Whenever the Nation Group or CAP Group,  as the case may be,  identifies and  determines  to proceed  with a specific  Facility  (the party  making  such identification and determination is referred to as the Facility  "Developer" and the other party is referred to as the "Prospective  Participant"),  the Facility
Developer  shall provide the  Prospective  Participant  with a written  analysis containing in reasonable  detail the material  terms of the proposed.  Facility, including,  but not limited to copies of the  contract or option to purchase the
property  upon  which  such  Facility  will  be   constructed,   and  copies  of
applications fled for requisite  building and other permits,  and business plans and marketing studies, if any (collectively, the "Analysis"), together with such other  information  as  the  Prospective  Participant  then  or  thereafter  may reasonably  request,  to the extent in the possession of the Facility Developer.
The Prospective  Participant may thereafter notify the Facility Developer of the
Prospective  Participant's  decision to  purchase  an Acquired  Interest in such
Facility. In such event, the Prospective  Participant and the Facility Developer
shall enter into a definitive  purchase and sale  agreement (a  "Contract"),  in form  and  substance  reasonably  and  mutually  satisfactory  to  the  parties, providing  for  the  purchase  by the  Prospective  Participant  of an  Acquired
Interest in such  Facility.  The  Contract  is to be  prepared  by  Monticello's attorneys  who, will be instructed to begin the  preparation of the form thereof
(which shall include customary provisions regarding  governance,  management and disposition of an equity interest by an owner, and a form of the Note, customary closing  conditions,  including  opinions  of counsel  as to the  authorization, binding effect and availability of commercially reasonable judicial remedies for the  enforceability  thereof) upon the execution and delivery hereof,  and which form shall be negotiated in good faith and fair dealing by the parties,  subject to such  changes in the form once a Facility  is  identified  as are  reasonably required and are otherwise  acceptable to the parties. If the parties through no fault of the  Facility  Developer  have not  entered  into a  Contract  within a reasonable time, not to be less than ninety (90) days from the date the Facility
Developer  delivers the Analysis to the  Prospective  Participant,  the Facility
Developer may thereafter submit a written request to the Prospective Participant
for  confirmation   from  the  Prospective   Participant  that  the  Prospective
Participant intends to purchase an Acquired

Cayuga Nation of New York.
As of April 3, 2003

Interest  in such  Facility  (the  "Confirmation").  If the  Developer  does not receive the Confirmation  within thirty (30) days after the Developer  submits a request therefor, the Prospective  Participant will be deemed to have elected to forgo his, her or its right to purchase an Acquired  Interest in such  Facility.
If the Prospective  Participant  confirms that he, she or it intends to purchase an Acquired Interest in such Facility, such Confirmation shall be accompanied by a fully executed Contract (together with such documentation  as is then provided for therein)  within thirty (30) days after the Facility  Developer  submits the demand for the Confirmation.

     10. If there is any  material  change in the  proposed  development  of any
Facility,  the Facility  Developer thereof shall promptly notify the Prospective
Participant of all such changes. Further, if the Prospective Participant has not previously  exercised his, her or its right to purchase an Acquired  Interest in such Facility,  the Facility Developer shall again offer, in accordance with the procedures set forth in paragraph 9, the Prospective Participant the opportunity to purchase an Acquired Interest in such Facility.

     11. In  consideration  of the  agreements and  undertakings  of the parties hereto set forth herein, the Nation Group and the CAP Group severally agree that for a period  ending on the earliest of (i) approval (A) by the Secretary of the
Interior  of the  United  States  of the  Application  and (B)  approval  by the
National  Indian  Gaming  Commission  of  the  Management  Agreement,  (ii)  the
termination of the Management  Agreement by reason of Manager's (as such term is defined  in  the  Management  Agreement)  material  breach  of  its  obligations thereunder,  (iii) the termination of the Development and Construction Agreement
(as  such  term  is  defined  in the  Management  Agreement)  by  reason  of the
Developer's  material breach of its obligations  thereunder,  and (iv) April 30,
2004, the Nation Group and the CAP Group, respectively, will refrain from having discussions  regarding the  development of another Class III gaming  facility in
Sullivan  County,  New York.  If the approvals set forth in clause (i) above are not obtained by April 30, 2004 or the  Management  Agreement or the  Development
and  Construction  Agreement  (or both) is (are) so  terminated  prior to May 1,
2004,  this Agreement and the  transactions  contemplated  or referenced  herein shall terminate and the partiess hereto shall have no obligation to proceed with any of such  transactions,  or to each other,  except that Catskill shall remain liable for, and  reimburse  the Nation for,  any amounts  expended by the Nation prior to May 1, 2004 in  accordance  with the  budget  established  pursuant  to paragraph 1.

     12. In  consideration  of the agreements and undertakings of the Nation set forth herein, and notwithstanding  any provision of the Management  Agreement to the contrary,  Monticello  and Manager shall use their  commercially  reasonable efforts to (i) identify  and enter into a joint  venture,  partnership  or other similar  arrangement  (which  may  include a direct or  indirect  investment  in
Monticello or Manager) with one or more  individuals or entities,  (ii) identify and employ or  otherwise  retain the  services  of one or more  individuals,  or entities,  or (iii) enter into a contractual  arrangement with one or more third parties, in each case in Monticello's and Manager's sole discretion, and in each case by no later than April 30, 2004; provided that such individuals, entities

Cayuga Nation of New York
As of April 3, 2003

or third  parties as the case may be,  (x) have the  expertise,  experience  and ability to (1) obtain financing to construct,  and, (2) develop manage,  operate and maintain,  the Gaming  Enterprise,  as well as to instruct the Authority and others in the operation of a first-class  gaming  facility and (y), are approved in advance by the Authority,  in its sole and absolute discretion.  In addition,
promptly  after  the  approval  of  the  Authority  has  been   obtained,   such
individuals, entities or third parties, as the case may be, acting through or on behalf of Monticello and Manager,  as the case may be, shall (i) have the day to day  responsibility for and, in consultation with the other persons and entities comprising the Manager, the overall performance of, all of Manager's obligations under the  Management  Agreement,  and (ii) join with  Monticello and Manager in
furnishing  a  a  written   certificate   to  the  Authority   confirming   such
responsibility.  If  the  Authority  does  not  approve  of and  consent  to the performance of such obligations by such individuals,  entities or third parties,
as  the  case  may  be,   Monticello  and  Manager  shall  forthwith  use  their
commercially reasonable efforts to identify and accept such other individuals or entities,  as the case may be, who satisfy the  conditions  set forth in clauses
(x) and (y) above of this paragraph 12.

     13.  Alpha is hereby  added as a party to the  Letter of Intent  previously entered into between  Catskill and the Nation,  dated  October 22, 2002,  and in consideration  thereof and of the Nation's agreement that a Hotel Facility shall become the  "preferred  provider"  to the Gaming  Enterprise,  Alpha has made an award to the Nation of 300,000 shares of its Common Stock (the  "Stock"),  to be valued at the  closing  price of Alpha's  Common  Stock on the  Nasdaq  SmallCap
Market on such  grant  date,  which is to become  vested in the  Nation in three installments,  in each case  assuming  that the  Nation  has not  withdrawn  the
Application  from the Bureau of Indian Affairs and/or the National Indian Gaming
Commission:

     (a)  the first  installment  will consist of 100,000 shares and will become vested on the date of the filing (the "Filing  Date") by the Nation of an Application  for the Acquisition of Land to be Placed in Trust (the
          "Application")  for the Property with the United States  Department of the Interior

     (b)  the second  installment will consist of 100,000  additional shares and become vested on the six month anniversary of the Filing Date; and

     (c)  the third  installment will consist of 100,000  additional  shares and become vested on the one-year anniversary of the Filing Date.

     14.  The  Stock  is to  be  held  in  escrow  by  the  Nation's  attorneys,
Sonnenschein  Nath  &  Rosenthal  (the  "Escrow  Agent").  Compliance  with  all conditions  for release  thereof as of the date of each release may be evidenced by  the  filing  with  such  escrow  agent  of a  certificate  of an  authorized representative  of the Nation stating that the Nation has complied with all such conditions.  The escrow agent and the transfer  agent for Alpha's  common shares will be fully  protected in relying on such  certification.  The transfer  agent

Cayuga  Nation of
New York As of April 3, 2003

shall be entitled to assume that any such certificate presented with the related shares is valid and genuine.

     15. On or immediately  following each vesting date  prescribed by paragraph
13, Alpha will file a registration  statement on Form S-3 (or, if Alpha does not meet the  conditions  to use Form  S-3,  on Form S-1)  with the  Securities  and
Exchange  Commission  with  respect to the  100,000  shares of Stock  first then vested and shall take any and all other  steps  necessary  for all the shares of
Stock theretofore and then vested to be immediately, and remain, registered (and the registration  statement and prospectus  current) under the Securities Act of
1933 and qualified  under state  securities  laws,  all of the above at Alpha's.
expense (including the fees of counsel to the Nation).  Alpha will indemnify the
Nation  against any  liabilities  with respect to or in connection  with actions taken or omitted to be  taken, or  statements  made or omitted to be made, by or on behalf of Alpha with respect to such registration to which the Nation and its affiliates or associates  may become  subject as a result of such  registration, and will remain current in Alpha's filings under the Securities  Exchange Act of
1934.

     16.  The Nation  will be a  stockholder  of Alpha  only to the extent  that shares have vested in the Nation as provided herein and, in the event the Nation withdraws the  Application,  any portion of the Stock which has not vested as of the date the  Application  is  withdrawn  will cease to be vestable  and will be cancelled by Alpha (the  certificates of which shall be returned to Alpha by the
Escrow Agent),  but no such cancellation will have any effect on the validity or ownership of any shares which have already vested.

     17.  Monticello  represents and warrants that no individual or entity other than Berman and the other  individuals or entities listed on Schedule 1 directly or  indirectly  owns or currently  has the right to acquire ten (10%) percent or more of the equity interests in Catskill,  Alpha,  Developer or Manager,  except that Alpha  presently  has the right to acquire all direct and  indirect  equity interests  in Catskill,  Developer  and Manager as described in Exhibit J to the
Management Agreement (the "Exempt Transaction").

     18.  Any notice(s),  consent(s) or other communications  required hereunder shall be sent to the parties hereto at the addresses for such parties prescribed by,  and  become  effective  as  provided  in,  Section  7.1 of  the  Management
Agreement,  and in the case of the Nation,  notice  shall be sent to the address set forth at the  beginning  of this  Agreement  and in the case of  Monticello, notices and other communications shall be sent to the address of the Manager set forth in the Management Agreement. In addition, CAP agrees that a notice sent to
Monticello  shall be deemed a notice to each  individual and entity  encompassed within the definition of CAP.

     19.(a) Subject to the provisions of this paragraph 19, the Nation expressly waives sovereign immunity for the sole purpose of consenting to the jurisdiction of any federal court located in the State of New York (or any federal  appellate court  having  jurisdiction  thereover)  or any  State of New York  court of any level, in each case, of competent jurisdiction only for the purpose of enforcing

Cayuga Nation of New
York As of April 3, 2003

remedies  permitted  hereunder arising out of its obligations under paragraphs 3 through 11  (inclusive),  13, 14, 16, and 20 and this Paragraph 19 and then only to the extent that the judicial remedy being sought in such judicial  proceeding is injunctive relief, specific performance,  or any other similar remedy that is equitable  in nature and that does not  involve the payment by the Nation of any monetary damages,  it being understood and agreed by the parties hereto that the
Nation in no event shall be liable or otherwise  responsible  for the payment of any award of monetary  damages.  In the event that any court or  Arbitrator  (as hereinafter defined), as applicable,  determines that a breach of the provisions of paragraphs 3 through 11  (inclusive),  13,14,  16 and 20 by the Nation caused
CAP economic  harm for which an award of monetary  damages from the Nation,  but for the  foregoing  provisions of this  paragraph  19, would be the  appropriate judicial  remedy,  the Authority (but in no event the Nation) shall,  subject to the applicable terms and provisions of this paragraph 19, pay the amount of such award to CAP.

          (b) Subject to the  provisions  of this  paragraph  19, the  Authority waives  sovereign  immunity for the sole  purpose of  permitting  or  compelling arbitration as provided in this paragraph 19 and consenting to the  jurisdiction of any federal court located in the State of New York (or any federal  appellate court  having  jurisdiction  thereover)  or any  State of New York  court of any level, in each case, of competent jurisdiction for the purpose of any mediation, arbitration or lawsuit (including enforcing awards and other remedies on account thereof),  as applicable,  pursuant to the  provisions  hereof or arising out of this Agreement. Without in any way limiting the generality of the foregoing, the
Authority expressly  authorizes any governmental  authorities who have the right and duty under  applicable  law to take any action  authorized or ordered by any court,  to take such action.  In no instance  shall any  enforcement of any kind whatsoever be allowed  against any assets of the Nation or the  Authority  other than the limited assets of the Authority specified in paragraph 19(g).

          (c) The  following  disputes  between  the  parties  hereto  shall  be resolved by the United States  District  Court for the Southern  District of New
York (or any federal appellate court having jurisdiction  thereover) or, if such
United States District Court cannot hear or refuses to hear such dispute, by the
New York State Supreme Court, sitting in New York County (or any state appellate court having jurisdiction thereover):  (a) any material monetary dispute and (b)
any dispute in which injunctive relief,  specific performance or another similar equitable remedy is one of the remedies being sought by any party (such disputes being  referred to as "Judicially  Resolved  Matters").  The following  disputes between the parties  hereto shall be determined by mediation or  arbitration  as set forth in  paragraph  19(d):  (a) any dispute as to whether any party  hereto acted reasonably (if and only if that is the standard by which such action is to be judged),  or used commercially  reasonable  efforts,  when required to so act under  the terms  and  provisions  of this  Agreement  and (b) any  non-material monetary  dispute (such disputes being referred to as "JAMS Resolved  Matters").
In the event that any dispute,  controversy or claim arising between the parties hereto is  notoencompassed  within the  foregoing  definitions  of a  Judicially
Resolved Matter or a JAMS Resolved Matter,  such dispute shall be deemed to be a
Judicially Resolved Matter, notwithstanding the definition of such term.

Cayuga Nation of New York
As of April 3, 2003

Anything to the contrary  contained  herein  notwithstanding,  in the event that both the United States District Court for the Southern  District of New York (or
any federal  appellate  court having  jurisdiction  thereover)  and the New York
State Supreme Court,  sitting in New York County (or any state  appellate  court having jurisdiction thereover), cannot or refuse to hear any Judicially Resolved
Matter,  such  dispute  shall be brought in the New York  State  Supreme  Court, sitting in Sullivan  County (or any state  appellate  court having  jurisdiction thereover)  (or if such  court  cannot or  refuses  to hear such  dispute,  such dispute shall be resolved as if it were a JAMS Resolved Matter).

          (d) All JAMS  Resolved  Matters  shall be  resolved  by  mediation  or arbitration, to be held in the County, City and State of New York, or such other location as the parties may agree, before a single  mediator/arbitrator  who has at least  five  years of  knowledge  and  experience  in the  casino,  hotel and
real estate  industries   ("Arbitrator"),  the  identity of whom shall be agreed
upon by the  parties   from the panel  of  mediators  and  arbitrators  of JAMS.
Failing agreement between the parties concerning the identity of the Arbitrator,
JAMS shall  appoint  such  person.  The  Arbitrator  shall  immediately  conduct mediation  between the parties to attempt to resolve the  dispute.  Failing such mediation,  the Arbitrator shall determine the dispute through arbitration.  The parties  recognize  that  disputes  could arise which will  require  expeditious determination.  In such  cases,  the  Arbitrator  shall  render a  determination expeditiously,  and in the exercise of discretion, on a summary basis. Except in such exigent circumstances,  arbitration are to be conducted in  accordance with the rules of JAMS.

          (e) In determining any matter the court or Arbitrator,  as applicable, shall  apply  the terms of this  Agreement,  without  adding  to,  modifying  or changing the terms in any respect,  and shall apply New York law and  applicable federal  and  Nation  law.  New York law shall  govern  the  interpretation  and construction of this Agreement.

          (f) The  parties  (and,  in the case of a JAMS  Resolved  Matter,  the
Arbitrator) shall maintain strict  confidentiality  with respect to the judicial
proceeding or arbitration,  as  applicable,   subject  to  the  requirements  of
applicable law, including the federal securities laws.

          (g) The  waiver  of  immunity  from suit in this  paragraph  19 by the
Authority  shall  be  specifically   limited  to  injunctive  relief,   specific
performance and  other similar  equitable  relief,  and to the enforcement of an award of money damages by judicial proceeding or arbitration;  provided that the
Arbitrator  and/or the court shall have no  authority or  jurisdiction  to order execution  against any assets or revenues of the Nation and may execute  only as to the Authority  against (i) undistributed or future Net Revenues (as such term is defined in the Management Agreement) of the Gaming Enterprise;  or (ii) if it
has been  specifically  found by an  Arbitrator  that, by exercise of regulatory authority  pursuant to the Nation Gaming  Ordinance (as such  term is defined in the Management  Agreement) or otherwise,  or any rules, actions, or decisions of the Authority pursuant thereto,  the Authority has prejudiced CAP Group's rights under this  Agreement,  the  future Net Revenues of any other gaming  operations conducted  by the  Authority,  or any  other  entity  of the  Authority,  on the

Cayuga Nation of New York
As of April 3, 2003

Property.  Notwithstanding  any  other  provision  of this  paragraph  19 to the contrary, in no instance shall any enforcement of any kind whatsoever be allowed against any assets of the Nation or the Authority  other than the limited assets of the Authority specified in this paragraph 19(g).

          (h)  Neither  the Nation  nor any  officer,  office-holder,  employee, agent,  representative  or member of the  Nation or of the  Authority,  as such, shall have any personal  liability for  obligations of the Authority  under this
Agreement  or for any claim  based  on, in  respect  of, or by reason  of,  such obligations  or their  creation.  Further,  no member,  nor any officer,  office holder,  employee,  agent,  representative,  or member of any  member of the Cap
Group shall have any personal liability, for the obligations of Monticello under this  Agreement  or for any claim based on, in respect of, or by reason of, such obligations or their creation.

     20. Each party  represents  and  warrants  that it has engaged no broker or finder in connection with any of the transactions contemplated by this Agreement nor to its knowledge is  any broker or finder in  any way connected  with any of such transactions and will indemnify the other against any claim based thereon.

     21. This  Agreement  and the matters set forth  herein  shall not be deemed merged into or  superceded  by any other  agreement  or contract by or among the
Nation, the Authority or CAP, whether such agreement or contract was previously, is  now,  or is  hereafter  executed  in  connection  with  the  Application  or otherwise,  notwithstanding  the fact that such other  agreement or contract may contain a merger or similar clause unless this  Agreement is expressly  referred to in such  clause and such  clause  expressly  states  that this  Agreement  is superceded or terminated by such agreement, or contract.

     22. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of  which shall constitute  the same  instrument.  Any  such  counterpart  may  be  executed  and  delivered  by telecopier or other facsimile  transmission,  all with the same force and effect as if the same was a  manually executed and delivered original counterpart.  Any such counterpart  signature page may be attached to the body of one copy of this
Agreement to form a complete integrated whole.

     23. New York law shall govern the  interpretation  and construction of this
Agreement.

     24. The  Nation  acknowledges  and  agrees  that  Berman  and  Tahbaz  have executed this  Agreement to  acknowledge  their  agreements  with respect to the provisions of paragraphs 3-11 (inclusive) and paragraph 18.

      [balance of page intentionally left blank; signature pages follow]

Cayuga nation of New York
April 3 2003

     If these terms are  acceptable,  please sign in the space  provided  below.

                                             Very truly yours,

ALPHA HOSPITALITY CORPORATION                CATSKILL DEVELOPMENT, L. L. C.

By: /s/ Robert A. Berman                     By: /s/ Morad Tahbaz
   ----------------------------------           --------------------------------
   Name:  Robert A. Berman                      Name:  Morad Tahbaz
   Title: Chairman                              Title: Chairman

/s/ Robert A. Berman                         /s/ Morad Tahbaz
-------------------------------------        -----------------------------------
Robert A. Berman, individually               individually

Cayuga Nation of New York
As of April 3, 2003

ACCEPTED AND AGREED:

CAYUGA NATION OF NEW YORK

By: /s/ Clint Halftown
    -----------------------------------
Name: Clint Halftown
Title: Authorized Representative

CATSKILL GAMING AUTHORITY

By: /s/ Clint Halftown
   --------------------------------------
Name:  Clint Halftown
Title:

                               PRELTMINARY BUDGET

                Pursuant to April 3, 2003 Letter Agreement among
          Alpha Hospitality Corporation, Catslall Development, L.L,C.,
        Cayuga Nation of new York and Cayuga Catskil1 Gamining Authority

As contemplated by paragraph I of the above  identified  letter  agreement,  the parties  thereto,  by  having  their  authorized  representatives  initial  this preliminary budget in the spaces provided below, agree to the following payments with  the  understanding  that the  amount  set  forth  in Item I below  will be reviewed and revised  periodically  to reflect  actual  experience and increased activity as the development of the Gaming Enterprise on the Property progresses.

I.   Monthly payments on the first day                 $35,000 per month
     of each month on account of the
     expenses of the Nation and its
     instrumentalities and agencies,
     including salaries to be paid to
     individuals involved in rendering
     services to the Nation, or its
     instrumentalities or agencies, and
     the costs of equipment supplies,
     etc.

II.  Payment of travel, lodging, meals                 To be reimbursed upon
     and related expenses incurred by                  submission to Catskill of
     individuals rendering services to                 documents evidencing
     instrumentalities or agencies of the              such expenses
     Nation in furtherance of this
     project; provided that the
     incurrence of any material expense
     has been approved by Catskill, such
     approval not to be unrrasonably
     withheld

III. Expenses of legal counsel,                        To be billed directly to
     accountants, and other                            Catskill and paid by it
     professionals, consultants and
     specialists engaged to render
     advice or assistance to the Nation
     and its instrumentalities and
     agencies, provided that the
     incurrence of any material expense
     has been approved by Catskill, such
     approval not to be unreasonably
     withheld

The parties agree that the $35,000 monthly payment provided for in Item I above will be made by wire transfer from Catskill's bank to the Authotity's account at
HSBC Bank USA,  and other payments shall be either, wired to such account or otherwise paid as directed by the Nation or the Authority from time to time.

Initialed by authorized reprosentatives of:

Alpha                Catskill            Cayuga                Cayuga
Hospitality          Development         Nation                Catskill
Corporation          L.L.C.              of New York           Gaming
                                                               Authority

/s/ Robert Berman    /s/ Morad Tahbaz   /s/ Clint Halftown     /s/ Clint Halftown
-----------------    ----------------   ------------------     ------------------